UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com

//FOR IMMEDIATE RELEASE//

Contact: Mandie Nelson, 816.860.5088

Investor Relations Contact: Begonya Klumb, 816.860.7906

UMB Financial Corporation Reports Third Quarter Earnings of $21.5 million

Selected financial highlights
·	Declared $0.15 quarterly dividend, representing the 6th
dividend increase since October, 2003
·	Net interest margin increased 5 basis points to 3.48 percent
·	Nonperforming loans decreased to 0.14 percent of total loans
·	Net charge-offs decreased to 0.19 percent of average loans
·	Total deposits increased 7.0 percent

Kansas City, Mo. (October 23, 2007) – UMB Financial Corporation (NASDAQ: UMBF), a multi-bank holding company, announced earnings of $21.5 million or $0.52 per share ($0.51 diluted) for the three-month period ended September 30, 2007. This is an increase of $5.7 million, or 35.7 percent, compared to third quarter 2006 earnings of $15.9 million or $0.37 per share ($0.37 diluted). Revenue was higher due to a 19.4 percent increase in noninterest income and a 5.8 percent increase in net interest income. These revenue increases were partially offset by a 5.3 percent increase in noninterest expense.

“This quarter’s results were driven by double digit noninterest income growth, as well as increasing net interest income primarily due to loan growth and margin expansion,” commented Mariner Kemper, Chairman and CEO of UMB Financial Corporation. “As always, this growth was achieved without compromising our tradition of strong liquidity, and asset quality. While most in the industry are struggling with credit quality, our loan net charge offs decreased to just 0.19 percent of average loans, and our nonperforming loans represented just 0.14 percent of total loans. The recent challenging times have validated our time-tested model and heritage of quality, liquidity and safety and soundness.”

Net Interest Income

Net interest income for the third quarter of 2007 increased $3.2 million, or 5.8 percent, compared to the same period in 2006 due primarily to higher average earning assets while increasing net interest margin. Average earning assets increased by $322.1 million, or 4.8 percent, as compared to the third quarter of 2006. Most of this increase was due to a $284.0 million, or 7.8 percent, increase in average loans.

Net interest margin increased 5 basis points to 3.48 percent for the three months ended September 30, 2007 as compared to the same quarter in 2006. Net interest spread increased by 8 basis points from the three months ended September 30, 2006, which was offset by a 3 basis point reduction in the benefit from interest free funds.

Noninterest Income and Expense

“Our fee based businesses continue to drive our success,” said Peter deSilva, President and Chief Operating Officer. “Noninterest income, which represented 57.0 percent of our revenue, grew for the tenth consecutive quarter over the prior year. This growth was driven by trust and securities processing income from our Asset Management and Fund Services divisions, as well as from the sale of our securities transfer product. A continued success story within Asset Management is our Corporate Trust division, which ranked fourth in Thomson Financial's third quarter ranking by number of transactions of municipal trusteeships and paying agencies combined. With dominant market shares of 56 percent in Missouri and 67 percent in Kansas, and 34 percent growth in assets under administration, Corporate Trust remains a key area of focus for the company.”

Noninterest income increased $12.5 million, or 19.4 percent, for the three months ended September 30, 2007 compared to the same period in 2006. Trust and securities processing income increased $3.9 million, or 15.4 percent, for the three months ended September 30, 2007 compared to the same period in 2006. This increase was primarily due to a $1.0 billion, or 22.0 percent, increase in total assets under management in the UMB Scout Funds at September 30, 2007 as compared to September 30, 2006. Deposit service charges were $1.8 million, or 9.6 percent, higher in the third quarter 2007 than in the same period in 2006. A $6.5 million net gain was recognized on the sale of the securities transfer product, which was completed during the quarter.

Noninterest expense increased $5.1 million, or 5.3 percent, for the three months ended September 30, 2007 compared to the same period in 2006. Salary expense increased by $2.5 million, or 5.2 percent, mostly due to higher base employee base salaries, higher commissions and bonuses, and higher cost of benefits. Occupancy expense increased $0.7 million, or 10.6 percent, mainly from increased repair and maintenance costs on existing facilities and additional facility security costs. Equipment expense increased by $0.8 million, or 6.0 percent, mostly due to amortization and maintenance costs related to software and associated equipment.

Balance Sheet and Margin

“Loan growth for the quarter reflected increases in our commercial, credit cards and HELOC portfolios, offset by a decrease in indirect loan balances. We made the strategic decision to allow our indirect portfolio to run-off as part of our ongoing strategy to enhance earning asset yield,” said Mike Hagedorn, Chief Financial Officer. “We continued to increase margin year over year, partly due to loan growth and higher earning asset yields from both our investment and loan portfolios. Contributing to the margin increase this quarter was a more moderate increase in the cost of our interest-bearing liabilities, as the recent interest rate reduction lowered the cost of our short-term funding. Going forward, margin improvement may be more moderate as our earning assets re-price in a lower rate environment.”

Average total assets for the three months ended September 30, 2007 were $7.8 billion compared to $7.5 billion for the same period in 2006, an increase of $390.0 million, or 5.2 percent. Average earning assets increased by $322.1 million, or 4.8 percent. In addition to the increase in earning assets, the mix of higher yielding loans to overall earning assets was favorable. Average loans comprised 55.9 percent of the company’s earning asset base for 2007 as compared to 54.4 percent for 2006.

For the three months ended September 30, 2007, average loans were $3.9 billion compared to $3.6 billion for the same period in 2006, an increase of 7.8 percent. Actual loan balances on

September 30, 2007 were $4.0 billion, compared to $3.8 billion on September 30, 2006. These balances were as follows:

	September 30,	September 30,		Percent
Loans by Category (in thousands)	2007	2006	Change	Change
Commercial, financial and agricultural	$1,801,190	$1,659,939	$141,251	8.5%
Real estate construction	64,320	72,198	(7,878)	(10.9)%
Consumer	863,320	999,183	(135,863)	(13.6)%
Real estate	1,218,869	1,060,893	157,976	14.9%
Leases	6,105	5,786	319	5.5%

Loans before loans held for sale	3,953,804	3,797,999	155,805	4.1%

Loans held for sale	12,987	17,658	(4,671)	(26.5)%

Total loans and loans held for sale	$3,966,791	$3,815,657	$151,134	4.0%

Nonperforming loans at September 30, 2007 totaled $5.7 million compared to $8.1 million a year earlier, a 29.7 percent reduction. As a percentage of total loans, nonperforming loans were 0.14 percent of loans as of September 30, 2007 and 0.21 percent at September 30, 2006.

Nonperforming loans are defined as nonaccrual loans and restructured loans. The company’s allowance for loan losses totaled $46.2 million, or 1.17 percent of total loans as of September 30, 2007 compared to $43.5 million, or 1.15 percent of total loans as of September 30, 2006.

For the three months ended September 30, 2007, average securities, including trading securities and other, totaled $2.7 billion. This is an increase of $78.9 million, or 3.0 percent from the same period in 2006. Average federal funds sold and resell agreements for the third quarter decreased $40.8 million, or 10.9 percent over the same period in 2006 to $331.4 million.

Average total deposits increased $269.3 million, or 5.0 percent, to $5.7 billion for the three months ended September 30, 2007, compared to the same period in 2006. The increase in deposits came primarily from our public funds, mutual fund processing and treasury management businesses. Average time deposit accounts increased by $107.7 million, or 9.2 percent, for the three months ended September 30, 2007 as compared to 2006. Average money market accounts increased by $126.1 million, or 12.2 percent, in 2007 as compared to 2006. Total deposits as of September 30, 2007 were $5.9 billion, compared to $5.5 billion at September 30, 2006, a 7.0 percent increase.

As of September 30, 2007, UMB had total shareholders’ equity of $884.3 million, a 3.5 percent increase from the prior year.

Year-to-Date

Earnings for the nine months ended September 30, 2007 were $58.9 million or $1.41 per share ($1.40 diluted). This is an increase of $14.9 million, or 34.0 percent, compared to the prior year earnings of $44.0 million or $1.03 per share ($1.03 diluted).

Net interest income for the year-to-date September 30, 2007 increased $11.2 million, or 7.0 percent, compared to the same period in 2006 due primarily to higher average earning assets and rates. Net interest margin increased to 3.41 percent for year-to-date September 30, 2007 as compared to 3.36 percent for the same period in 2006.

Noninterest income increased $26.0 million, or 13.7 percent, for year-to-date September 30, 2007 as compared to the same period in 2006. The increase was primarily attributable to higher trust and securities processing income, deposit service charges, trading and investment income and brokerage fees. A $6.5 million net gain was recognized on the sale of the securities transfer product, which was completed during the third quarter. Trust and securities processing income increased $12.4 million, or 17.1 percent, for year-to-date September 30, 2007 as compared to the same period in 2006. Deposit service charges were $4.7 million, or 8.6 percent, higher for the nine months ended September 30, 2007 than the same period in 2006 due mostly to greater individual overdraft and return item charges as well as pricing changes implemented at the beginning of the year.

Noninterest expense increased $14.5 million, or 5.1 percent, for the nine months ended September 30, 2007 compared to the same period in 2006. Salary expense increased by $8.6 million, or 6.0 percent, mostly due to higher employee base salaries, higher commissions and bonuses and higher cost of benefits. Occupancy expense increased $2.1 million, or 10.5 percent, mainly from increased repair and maintenance costs of existing facilities and increased facility security expense. Equipment expense increased by $3.7 million, or 10.3 percent, for year-to-date September 30, 2007 as compared to the same period in 2006 due mostly to higher amortization and maintenance costs related to software and associated equipment.

The company plans to host a conference call to discuss its third quarter results on October 24, 2007, at 8:30 a.m. (CST). Interested parties may access the call by dialing U.S./Canada (toll-free) 800-218-9073 or access the following Web link at least 10 minutes before the call begins: http://w.on24.com/r.htm?e=95042&s=1&k=801EE2F28B754C56A4BBA56E3AEA338F or visit www.umb.com, investor relations, to access the link to the live call.

A replay of the conference call may be heard until November 7, 2007, by calling U.S./Canada (toll-free) 800-405-2236 or 303-590-3000. The replay pass code required for playback is conference ID 11098473#. The call replay may also be accessed via the company's Web site, www.umb.com, by visiting the investor relations’ area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 136 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisc., single-purpose companies that deal with brokerage services and insurance and a registered investment advisor that manages the company’s proprietary mutual funds.

		UMB
		Financial
CONSOLIDATED BALANCE SHEETS		Corporation

(all dollars in thousands) (unaudited)
	September 30,
Assets	2007	2006

Loans	$3,953,804	$3,797,999
Allowance for loan losses	(46,174)	(43,538)

Net loans	3,907,630	3,754,461

Loans held for sale	12,987	17,658
Investment Securities:

Available for sale	2,709,973	2,636,811

Held to maturity	39,803	51,606
Federal Reserve Bank stock and other	19,926	15,158
Trading securities	60,652	48,160

Total investment securities	2,830,354	2,751,735
Federal funds and resell agreements	305,553	280,910
Cash and due from banks	499,535	408,094
Bank premises and equipment, net	237,283	241,290
Accrued income	60,845	56,300
Goodwill on purchased affiliates	94,512	96,017
Other intangibles	17,181	19,136
Other assets	54,180	47,156

Total assets	$8,020,060	$7,672,757

Liabilities
Deposits:

Noninterest - bearing demand	$1,755,443	$1,900,220
Interest - bearing demand and savings	2,853,488	2,493,922
Time deposits under $100,000	820,701	797,068
Time deposits of $100,000 or more	491,412	344,716

Total deposits	5,921,044	5,535,926
Federal funds and repurchase agreements	1,060,585	1,148,677
Short-term debt	16,468	22,644
Long-term debt	36,693	36,798

Accrued expenses and taxes	63,612	46,039
Other liabilities	37,349	27,834

Total liabilities	7,135,751	6,817,918

Shareholders' Equity

Common stock	55,057	55,057
Capital surplus	701,620	699,029
Retained earnings	421,729	370,184
Accumulated other comprehensive income (loss)	(1,417)	(15,765)
Treasury stock	(292,680)	(253,666)

Total shareholders' equity	884,309	854,839

Total liabilities and shareholders' equity	$8,020,060	$7,672,757

				UMB
				Financial
Consolidated Statements of Income				Corporation

(unaudited, dollars in thousands except share and per share
data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Interest Income	2007	2006	2007	2006

Loans	$68,972 $	62,157	$203,385 $	172,931
Securities:
Taxable Interest	23,251	21,004	71,200	61,937
Tax-exempt interest	6,490	5,864	18,642	17,388

Total securities income	29,741	26,868	89,842	79,325
Federal funds and resell agreements	4,326	5,025	15,658	15,152
Trading securities and other	561	579	1,824	2,029

Total interest income	103,600	94,629	310,709	269,437

Interest Expense

Deposits	31,412	25,942	89,191	69,533
Federal funds and repurchase agreements	13,647	13,443	47,987	37,686
Short-term debt	161	105	441	429
Long-term debt	373	311	1,265	1,206

Total interest expense	45,593	39,801	138,884	108,854

Net interest income	58,007	54,828	171,825	160,583
Provision for loan losses	2,833	1,500	6,333	7,734

Net interest income after provision for
loan losses	55,174	53,328	165,492	152,849

Noninterest Income
Trust and securities processing	28,889	25,038	85,131	72,698
Trading and investment banking	4,353	4,757	14,747	13,437
Service charges on deposits	20,361	18,581	59,936	55,191
Insurance fees and commisions	913	1,056	2,544	3,149
Brokerage fees	1,959	1,508	6,024	4,626
Bankcard fees	10,135	9,945	29,431	28,750
Other gains, net	96	(188)	87	408
Gain on sale of securities transfer, net	6,490	-	6,490	-
Gains (losses) on sales of securities
available for sale	1	37	3	120
Other	3,700	3,669	11,519	11,553

Total noninterest income	76,897	64,403	215,912	189,932

Noninterest Expense
Salaries and employee benefits	51,439	48,894	152,538	143,928
Occupancy, net	7,667	6,932	22,421	20,288
Equipment	13,385	12,623	39,810	36,086
Supplies, postage and telephone	5,814	5,514	17,327	16,988
Marketing and business development	3,880	4,001	11,574	11,645
Processing fees	7,491	7,137	21,268	20,692
Legal and consulting	2,329	2,080	5,795	5,736
Bankcard	2,648	3,410	8,084	10,220
Amortization of other intangibles	754	365	2,222	868
Other	5,992	5,309	16,107	16,238

Total noninterest expense	101,399	96,265	297,146	282,689

Income before income taxes	30,672	21,466	84,258	60,092
Income tax provision	9,145	5,601	25,344	16,127

Net income	$21,527	$15,865	$58,914	$43,965

Per Share Data
Net income- Basic	$0.52	$0.37	$1.41	$1.03
Net income- Diluted	0.51	0.37	1.40	1.03
Dividends	0.14	0.13	0.42	0.39
Weighted average shares outstanding	41,687,476	42,531,525	41,857,927	42,675,173

UMB FINANCIAL CORPORATION
STATEMENTS OF CHANGES IN CONSOLIDATED SHAREHOLDERS' EQUITY
(unaudited, dollars in thousands)

					Accum-
					Ulated
					Other
			Unearned		Compre-
	Common	Capital	Compen-	Retained	hensive	Treasury
	Stock	Surplus	sation	Earnings	Income	Stock	Total

Balance - January 1, 2006	$27,528	$728,108	$(1,904)	$342,675	$(21,550)	$ (241,394)	$833,463
Adoption of SFAS 123( R)	-	(1,904)	1,904	-	-	-	-
Comprehensive income/(loss)
Net income	-	-	-	43,965	-	-	43,965
Change in unrealized losses on
securities	-	-	-	-	5,785	-	5,785

Total comprehensive income							49,750
Cash dividends ($0.39 per
share)	-	-	-	(16,456)	-	-	(16,456)
Stock split two for one	27,529	(27,529)					-
Purchase of treasury stock	-	-	-	-	-	(13,813)	(13,813)
Issuance of stock awards	-	(938)				1,088	150
Recognition of restricted stock
compensation	-	1,046	-	-	-	-	1,046
Sale of treasury stock	-	182	-	-	-	132	314
Exercise of stock options	-	64	-	-	-	321	385

Balance - September 30, 2006	$55,057	$699,029	$-	$370,184	$(15,765)	$ (253,666)	$854,839

Balance - January 1, 2007	$55,057	$699,794	$-	$380,464	$(17,259)	$ (269,181)	$848,875
Comprehensive income
Net income	-	-	-	58,914	-	-	58,914
Change in unrealized losses on
securities	-	-	-	-	15,842	-	15,842

Total comprehensive income							74,756
Cash dividends ($0.42 per	-			(17,649)

share)		-	-		-	-	(17,649)
Purchase of treasury stock	-	-	-	-	-	(25,223)	(25,223)
Issuance of stock awards		(928)	-			1,065	137
Recognition of stock based
compensation	-	2,299	-				2,299
Sale of treasury stock	-	232	-	-	-	138	370
Exercise of stock options	-	223	-	-	-	521	744

Balance - September 30, 2007	$55,057 $	701,620 $	-	$ 421,729 $	(1,417)	$ (292,680)	$884,309

See Notes to Condensed Consolidated Financial Statements.

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(all dollars in thousands)(unaudited)		Nine Months Ended September 30,
	2007		2006

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$3,897,257	6.98%	$3,513,171	6.59%
Securities:
Taxable	2,019,521	4.71	2,051,522	4.04
Tax-exempt	716,106	5.11	675,102	5.01

Total securities	2,735,627	4.82	2,726,624	4.28
Federal funds and resell agreements	392,659	5.33	409,080	4.95
Trading securities and other	62,397	4.06	57,910	4.81

Total earning assets	7,087,940	6.03	6,706,785	5.53
Allowance for loan losses	(45,289)		(41,524)
Other assets	929,192		863,284

Total assets	$7,971,843		$7,528,545

Liabilities and Shareholders' Equity
Interest-bearing deposits	$3,884,511	3.07%	$3,612,891	2.57%
Federal funds and repurchase agreements	1,320,837	4.86	1,122,993	4.49
Borrowed funds		4.64	50,549	4.32

49,147

49,147

Total interest-bearing liabilities		5,254,495	3.53	4,786,433	3.04
Noninterest-bearing demand deposits		1,769,917		1,851,588
Other liabilities		80,368		52,041
Shareholders' equity		867,063		838,483

Total liabilities and shareholders' equity		$7,971,843		$7,528,545

Net interest spread			2.50%		2.49%
Net interest margin			3.41		3.36

			Three Months Ended September 30,
		2007		2006

		Average	Average	Average	Average
Assets		Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest		$3,905,847	7.01%	$3,621,883	6.81%
Securities:
Taxable		1,948,907	4.73	1,930,684	4.32
Tax-exempt		736,715	5.21	686,237	4.95

Total securities		2,685,622	4.86	2,616,921	4.48
Federal funds and resell agreements		331,443	5.18	372,198	5.36
Trading securities and other		58,750	3.98	48,525	4.78

Total earning assets		6,981,662	6.07	6,659,527	5.80
Allowance for loan losses		(45,913)		(42,863)
Other assets		904,440		833,500

Total assets		$7,840,189		$7,450,164

Liabilities and Shareholders' Equity
Interest-bearing deposits		$3,947,820	3.16%	$3,625,766	2.84%
Federal funds and repurchase agreements		1,159,531	4.67	1,091,492	4.89
Borrowed funds		49,981	4.24	45,706	3.61

Total interest-bearing liabilities		5,157,332	3.51	4,762,964	3.32
Noninterest-bearing demand deposits		1,731,499		1,784,278
Other liabilities		71,081		57,270
Shareholders' equity		880,277		845,652

Total liabilities and shareholders' equity	$			$7,450,164

	7,840,189

Net interest spread		2.56%	2.48%
Net interest margin		3.48	3.43

THIRD QUARTER 2007
		UMB
		Financial
FINANCIAL HIGHLIGHTS		Corporation

(all dollars in thousands, except per share data) (unaudited)

Nine Months Ended September 30,	2007	2006

Net interest income	$ 171,825	$160,583
Provision for loan losses	6,333	7,734
Noninterest income	215,912	189,932
Noninterest expense	297,146	282,689
Income before income taxes	84,258	60,092
Net income	58,914	43,965
Net income per share - Basic	1.41	1.03
Net income per share - Diluted	1.40	1.03
Return on average assets	0.99%	0.78%
Return on average equity	9.08%	7.01%

Three Months September 30

Net interest income	$ 58,007	$54,828
Provision for loan losses	2,833	1,500
Noninterest income	76,897	64,403
Noninterest expense	101,399	96,265
Income before income taxes	30,672	21,466
Net income	21,527	15,865
Net income per share - Basic	0.52	0.37
Net income per share - Diluted	0.51	0.37
Return on average assets	1.09%	0.84%
Return on average equity	9.70%	7.44%

At September 30

Assets	$ 8,020,060	$7,672,757
Loans, net of unearned interest	3,953,804	3,797,999
Securities	2,830,354	2,751,735
Deposits	5,921,044	5,535,926
Shareholders' equity	884,309	854,839
Book value per share	21.18	20.03
Market price per share	42.86	36.57
Equity to assets	11.03%	11.14%

Allowance for loan losses	$ 46,174	$43,538
As a % of loans	1.17%	1.15%

Nonaccrual and restructured loans	$ 5,709	$8,121
As a % of loans	0.14%	0.21%

Loans over 90 days past due	$ 1,946	$5,924
As a % of loans	0.05%	0.16%

Other real estate owned	$ 1,230	$157

Net loan charge-offs quarter-to-date		$1,907	$2,440
As a % of average loans		0.19%	0.27%
Net loan charge-offs year-to-date		$5,085	$7,379
As a % of average loans		0.18%	0.28%

Common shares outstanding		41,755,015	42,685,009

Average Balances
Nine Months Ended September 30

Assets		$7,971,843	$7,528,545
Loans, net of unearned interest		3,897,257	3,513,171
Securities		2,735,627	2,726,624
Deposits		5,654,428	5,464,479
Shareholders' equity		867,063	838,483

Selected Financial Data
				UMB Financial
of Affiliate Banks				Corporation

(all dollars in thousands)(unaudited)		September 30, 2007
		Loans
		Net of
	Total	Unearned	Total	Shareholder's
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$6,606,849	$3,200,029	$4,941,778 $	569,274

UMB Bank Warsaw, N.A.	101,637	41,890	68,023	7,331

Colorado

UMB Bank Colorado, n. a.	787,085	458,896	568,333	133,933

Kansas

UMB National Bank of America	539,796	212,025	386,672	62,527

Arizona

UMB Bank Arizona, n.a.	20,143	19,666	10,283	9,281

Banking - Related Subsidiaries

UMB Community Development Corporation
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Scout Insurance Services, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB Trust Company of South Dakota
Scout Investment Advisors, Inc.

UMB Fund Services, Inc. UMB Consulting Services, Inc. Kansas City Realty Company Kansas City Financial Corporation UMB Redevelopment Corporation UMB Realty Company, LLC UMB National Sales Corporation Grand Distribution Services, LLC UMB Distribution Service, LLC Warsaw Financial Corporation